                                                                    EXHIBIT 99-1

FOR IMMEDIATE RELEASE:

               CALIFORNIA AMPLIFIER REPORTS FY 2003 FOURTH QUARTER
                              AND YEAR END RESULTS

CAMARILLO, CALIF., APRIL 22, 2003 --- California Amplifier, Inc. (Nasdaq: CAMP) today reported results for its fourth quarter and fiscal year ended February 28, 2003.

Sales for the fourth quarter of fiscal 2003 were $26.1 million, compared to $22.5 million for the fourth quarter of the prior year. Income from continuing operations for the fourth quarter was $971,000, or $0.06 per diluted share, compared to $966,000, or $0.07 per diluted share for the fourth quarter of fiscal year 2002.

Sales for fiscal year 2003 were $100.0 million, compared to $100.7 million for fiscal year 2002. Income from continuing operations for fiscal year 2003 was $5.2 million, or $0.35 per diluted share, compared to $2.9 million, or $0.21 per diluted share for fiscal year 2002.

Fred Sturm, President and Chief Executive Officer commented, "In light of a continued weak economic environment, we are pleased with our overall financial performance for both fiscal year 2003 and the most recent quarter. Our primary markets are extremely competitive and our employees responded well to the ongoing challenge of maintaining our competitive position during the year."

Mr. Sturm added, "We continue our pursuit of new market opportunities that leverage our core RF design and manufacturing expertise. The Company is currently evaluating the best means to effectively bring to market RASTER(TM), a recently announced smart antenna technology which has the potential to significantly improve the performance of 802.11 networks. In addition, the Company believes that its continued development of broadband wireless products for licensed band applications will assist telecom service providers in reaching a suitable solution for broad scale deployment. We are encouraged that our portable customer premise equipment recently achieved FCC-type certification and is currently undergoing product interoperability testing with our technology partner, Navini Networks. California Amplifier has received a seed order for this product from a customer in South Asia."

"Results in the first quarter of fiscal 2004 are expected to be impacted by a recent reduction in demand for certain advanced satellite reception products as well as slower than expected industry subscriber growth," stated Mr. Sturm. "In addition, intense price competition has placed significant pressure on our overall gross margins. Based on our current market outlook we estimate fiscal 2004 first quarter revenue in the range of $17 to $20 million and a loss in the

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range of $0.03 to $0.06 per diluted share. We are currently reviewing our operations to more closely align our cost structure with expected near-term revenue. We remain optimistic that the Company's satellite markets will improve in the quarters ahead."

ABOUT CALIFORNIA AMPLIFIER, INC.

California Amplifier designs, manufactures and markets a broad line of integrated microwave solutions used primarily in conjunction with satellite television and terrestrial broadband wireless applications. The Company's satellite business unit designs and markets reception components for the Direct Broadcast Satellite television market as well as a full line of consumer and commercial products for video and data reception. The wireless access business unit designs and markets integrated wireless solutions for video, voice and data applications. California Amplifier is an ISO 9001 certified company. For additional information, visit California Amplifier's web site at www.calamp.com.

Statements in this release about the Company's future financial performance, customer relationships, initiatives to develop innovative wireless solutions, and the market potential of new products are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Words such as "may," "will," "expects," "intends," "plans," "believes," "seeks," "could," "optimistic," "potential," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Factors that could impact California Amplifier's future results include changes in product demand and market growth rates, the effect of competition, pricing pressures, supplier constraints, manufacturing yields, market acceptance of new products and the viability and market acceptance of new technologies. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. More information about California Amplifier's risks is available in the Company's annual report on Form 10-K and other filings made from time to time with the Securities and Exchange Commission."

For more information, contact:

Crocker Coulson                                 Rick Vitelle
Partner                                         Chief Financial Officer
Coffin Communications Group                     California Amplifier, Inc.
(818) 789-0100                                  (805) 987-9000
crocker.coulson@coffincg.com

                                 [TABLES FOLLOW]


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CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

                                                           Three months ended                      Year  ended
                                                               February 28,                        February 28,
                                                        -------------------------         ---------------------------
                                                          2003              2002             2003              2002
---------------------------------------------------------------------------------------------------------------------
Sales                                                   $26,071           $22,503         $100,044          $100,715
Cost of sales                                            22,115            18,113           79,511            78,342
---------------------------------------------------------------------------------------------------------------------
Gross profit                                              3,956             4,390           20,533            22,373

Research and development                                  1,167             1,552            5,982             7,337
Selling                                                     617               146            2,560             3,456
General and administrative                                  777             1,209            3,781             6,321
--------------------------------------------------------------------------------------------------------------------
Operating income                                          1,395             1,483            8,210             5,259

Non-operating expenses                                      (56)             (150)            (215)           (1,078)
--------------------------------------------------------------------------------------------------------------------

Income before taxes                                       1,339             1,333            7,995             4,181
Provision for income taxes                                 (368)             (367)          (2,835)           (1,307)
--------------------------------------------------------------------------------------------------------------------

Income from continuing operations                           971               966            5,160             2,874
Income from discontinued operations,
   net of tax                                              -                 -                -                1,590(A)
--------------------------------------------------------------------------------------------------------------------

Net income                                             $    971         $     966        $   5,160         $   4,464
====================================================================================================================

Net income per share:
    Continuing operations             Basic            $    .07         $     .07        $     .35         $     .21
                                      Diluted          $    .06         $     .07        $     .35         $     .21

    Discontinued operations           Basic            $     -          $       -        $       -         $     .12
                                      Diluted          $     -          $       -        $        -        $     .11

    Total                             Basic            $    .07         $     .07        $     .35         $     .33
                                      Diluted          $    .06         $     .07        $     .35         $     .32
--------------------------------------------------------------------------------------------------------------------

Shares used in per share
  calculations:                       Basic              14,740            13,738           14,639           13,727
                                      Diluted            14,960            14,054           14,870           13,979
--------------------------------------------------------------------------------------------------------------------

SALES BY PRODUCT LINE:

                                                          Three months ended                      Year ended
                                                              February 28,                        February 28,
                                                        -------------------------         --------------------------
                                                         2003              2002               2003            2002
--------------------------------------------------------------------------------------------------------------------
Satellite Products                                      $23,880           $19,764         $ 88,437          $ 78,899
Wireless Access Products                                  2,191             2,739           11,607            21,816
--------------------------------------------------------------------------------------------------------------------

Total                                                   $26,071           $22,503          $100,044         $100,715
====================================================================================================================

(A) Includes a gain of $1,615 on the sale of Micro Pulse, Inc.

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                           CALIFORNIA AMPLIFIER, INC.

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                                   FEBRUARY 28,               FEBRUARY 28,
                                                                                       2003                      2002
---------------------------------------------------------------------------------------------------------------------------
                                       ASSETS
 Current assets:
   Cash and cash equivalents                                                      $    21,947               $   23,156
   Accounts receivable, net                                                            16,053                    8,219
   Inventories                                                                         12,862                    9,472
   Deferred income tax assets                                                           1,130                    3,580
   Prepaid expenses and other current assets                                            1,100                    1,312
---------------------------------------------------------------------------------------------------------------------------
         Total current assets                                                          53,092                   45,739

Property and equipment, at cost, net of
   accumulated depreciation and amortization                                            9,322                    7,375
Goodwill, net of amortization                                                          20,938                    3,287
Deferred income tax assets, less current portion                                        5,400                        -
Other assets                                                                              845                      287
--------------------------------------------------------------------------------------------------------------------------
                                                                                  $    89,597               $   56,688
==========================================================================================================================

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt                                              $     3,005               $      917
   Accounts payable                                                                    11,553                    5,713
   Accrued liabilities                                                                  3,847                    8,850
---------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                         18,405                   15,480

Long-term debt, net of current portion                                                 12,569                    3,628

Stockholders' equity:
   Common stock                                                                           147                      136
   Additional paid-in capital                                                          43,441                   27,569
   Retained earnings                                                                   15,836                   10,676
   Accumulated other comprehensive loss                                                  (801)                    (801)
---------------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                        58,623                   37,580
---------------------------------------------------------------------------------------------------------------------------
                                                                                  $    89,597               $   56,688
===========================================================================================================================


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